Exhibit 4.2.21
                               AMENDMENT NO. 1 TO

                 COLLATERAL ASSIGNMENT OF PATENTS AND TRADEMARKS

                  THIS AMENDMENT NO. 1 TO COLLATERAL ASSIGNMENT OF PATENTS AND TRADEMARKS (the "Amendment"), is made and entered into as of June 12, 1997, by General Felt Industries, Inc., a Delaware corporation ("Grantor"), and Fleet National Bank (formerly known as Shawmut Bank, N.A.), a national banking association, as trustee (the "Trustee"), for the holders of the Senior Secured Notes. This Amendment amends certain provisions of the Collateral Assignment of Patents and Trademarks by and between Grantor and the Trustee, dated as of June 3, 1993 (the "Collateral Assignment").

                  WHEREAS, Grantor and the Trustee entered into the Collateral Assignment to secure the Obligations of Grantor to the Securityholders pursuant to the terms of the Senior Secured Note Indenture;

                  WHEREAS, Foamex L.P. and Foamex Capital Corporation, as issuers, General Felt Industries, Inc., as guarantor, Foamex International Inc., as parent guarantor, and the Trustee have executed the Fourth Supplemental Indenture to the Senior Secured Note Indenture, which provides for, among other things, the granting by Grantor of certain liens in the Collateral, the transfer of possession of the Collateral to a collateral agent pursuant to the terms of an intercreditor agreement, and the amendment of the Collateral Documents; and

                  WHEREAS, Grantor has requested that the Trustee enter into the Intercreditor Agreement and this Amendment.

                  NOW, THEREFORE, in consideration of the premises, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Article I.

                                   DEFINITIONS

                  Section 1.1. Definitions. Unless otherwise defined herein:

                           (a) the terms defined in the introductory paragraph and the Recitals to this Amendment shall have the respective meanings specified therein;

                           (b) capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Collateral Assignment; and


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                           (c) the following terms shall have the meanings
         specified below:

                  "Intercreditor Agreement" means an intercreditor agreement entered into between the Trustee and the holder of another lien in the Collateral, on the terms and subject to the conditions set forth in the Senior Secured Note Indenture, including, without limitation, the Intercreditor Agreement, dated as of the date hereof, between the Trustee and The Bank of Nova Scotia and Citicorp USA, Inc.

                                   Article II.

                             AMENDMENT OF PROVISIONS

                  Section 2.1. Amendment of Section 2. Section 2 of the Collateral Assignment is hereby amended and restated in its entirety as follows:

                           "2.(a)(b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default (as defined in the Senior Secured Note Indenture), the Trustee may, subject to the provisions of Article 6 of the Senior Secured Note Indenture, without notice to or demand upon Grantor (except where required by law), exercise any one or more of the rights set forth in Section 6 of the Company Security Agreement, including, without limitation, the right to revise, update, amend and otherwise complete the Assignment of Patent and Trademark Registrations, Applications and Licenses attached as Exhibit A hereto, as the Trustee may determine to be necessary or desirable to assign or otherwise transfer the Patents, Trademarks and Licenses covered by this Collateral Assignment to any person (as defined in the Senior Secured
         Note Indenture), including, without limitation, the Trustee or any of the Securityholders."

                  Section 2.2. Addition of New Section 8. A new Section 8 is hereby amended to the Collateral Assignment as follows:

                           "8. To the extent a term or provision of this Collateral Assignment conflicts with the Intercreditor Agreement, the Intercreditor Agreement shall govern with respect to the subject matter of such term or provision."

                                  Article III.

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Grantor's Representations and Warranties . Grantor represents and warrants to the Trustee that this


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Amendment is authorized pursuant to the terms of the Senior Secured Note
Indenture.

                                   Article IV.

                                  MISCELLANEOUS

                  Section 4.1. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 4.2. Severability. In the event that any provision in this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 4.3. Headings. The article and section headings herein are for convenience only and shall not effect the construction hereof.

                  Section 4.4. Effect of Amendment. Except as amended by this Amendment, the terms and provisions of the Security Agreement shall remain in full force and effect.

                  Section 4.5. Trustee. The Trustee accepts the amendments of the Collateral Assignment effected by this Amendment, but only upon the terms and conditions set forth herein. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Grantor, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Amendment, and the Trustee makes no representation with respect thereto.

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blank.]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their duly authorized representative as of the date hereof.



ATTEST:                                  GENERAL FELT INDUSTRIES, INC.

/s/ Tambra S. King                       By: /s/ George Karpinski
------------------                           -----------------------------------
                                             Name:  George Karpinski
                                             Title: Vice President


                                         FLEET NATIONAL BANK
                                         as Trustee

                                         By:  /s/ Gerald P. Beezley
                                              ----------------------------------
                                              Name:  Gerald P. Beezely
                                              Title: Vice President


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STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared George Karpinski the Vice President of GENERAL FELT INDUSTRIES, INC., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said GENERAL FELT INDUSTRIES, INC., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.


                                         /s/ Susan Y. Choung
                                         ---------------------------------------
                                         Notary Public, State of New York
                                         Printed Name: Susan Y. Choung


My Commission Expires:

April 1, 1998
-------------


STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared Gerald P. Beezely, Vice President of FLEET NATIONAL BANK (formerly known as Shawmut Bank, N.A.), known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said bank and that he executed the same as the act of such bank for the purposes and consideration therein expressed and in the capacity therein stated.



                                         /s/ Susan Y. Choung
                                         ---------------------------------------
                                         Notary Public, State of New York
                                         Printed Name: Susan Y. Choung


My Commission Expires:

April 1, 1998
-------------


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